UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Innovative Food Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 18, 2020

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Innovative Food Holdings, Inc. to be held on Tuesday, August 18, 2020 at 12:30 p.m. Eastern Time.

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting live, submit questions and vote online. There is no physical location for the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/IVFH2020. The purpose of the Annual Meeting is to consider and act upon the following matters:

(1)	To elect seven (7) directors to serve for the ensuing year.

(2)	To approve and authorize our Board of Directors to implement a reverse split of our outstanding Common Stock, at its discretion, in a ratio ranging from 1:2 to 1:15.

(3)	To ratify the selection by the Board of Directors of the firm of Liggett & Webb P.A., as the Company’s independent auditors for the current fiscal year.

(4)	To conduct an advisory vote on executive compensation.

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on June 26, 2020 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each of the proposals set forth in this proxy statement and “FOR” each of the nominees for director.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (239) 596-0204 during regular business hours. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, a live secure link will be provided to any stockholder of record virtually attending the Annual Meeting which will provide access to that list of stockholders.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

More information about the Company and the Proposals to be voted on at the Annual Meeting are contained in this proxy statement. The Company urges you to read this proxy statement carefully and in its entirety.

By Order of the Board of Directors,

Sam Klepfish

Bonita Springs, Florida

July 27, 2020

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU HAVE TELEPHONE OR INTERNET ACCESS, YOU MAY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 18, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Food Holdings, Inc. (the “Company”) for use at the 2020 Annual Meeting of Stockholders to be held on August 18, 2020, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

We have decided to hold a virtual meeting in light of concerns regarding the COVID-19 pandemic and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.

The Annual Meeting will be conducted completely online via the internet and there is no physical location for the Annual Meeting. Stockholders may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/IVFH2020 to log on. If you are a registered holder or if hold your shares beneficially through a bank or broker, you must log on using the 16 digit Virtual Control Number included on your Notice, proxy card and/or email. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/IVFH2020. Please allow ample time for online check-in, which will begin at 12:15 p.m. Eastern Time, on August 18, 2020.

Voting Securities and Votes Required

At the close of business on June 26, 2020, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 34,441,740 shares of our common stock, par value $0.0001 per share. All holders of our common stock are entitled to one vote per share.

A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting for all matters to be voted on by the holders of our common stock. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter.

Proposal No. 1 (directors) - With respect to the election of directors, the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors.

Proposal No. 2 (reverse stock split) - With respect to the approval of the reverse stock split, the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date for the Annual Meeting is required for approval.

Proposal No. 3 (auditors) – With respect to the approval of the auditors, the affirmative vote of a majority of the votes cast on the matter is required for approval.

Proposal No. 4 (executive compensation) - With respect to approval of our executive compensation, while our Board and its Compensation Committee (the “Compensation Committee”) will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them.  The Company will deem the affirmative vote of a majority of the votes cast to be approval.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have no effect on any of the Proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of Proposal No. 1 (election of directors), Proposal No. 2 (reverse stock split) and Proposal No. 4 (advisory vote on executive competition) is a “non-routine” matter. A “broker non-vote” will have the same effect as an abstention as described above.

Virtual Meeting Protocols

How to Vote

If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company. If you are a stockholder of record of the Company, you may virtually attend the Annual Meeting and vote your shares in person, rather than signing and returning your proxy. Similarly, if your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you, together with a voting instruction card, by such bank, broker or other nominee. As the beneficial owner, you are also invited to virtually attend the Annual Meeting and you may vote these shares in person at the Annual Meeting.

If on the record date you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., or if you are a beneficial owner of shares of the Company’ common stock, you may vote online while virtually attending the Annual Meeting or vote by proxy by telephone by internet or by mail. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote in person even if you have already voted by proxy.

•       To vote online at the Annual Meeting. To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/IVFH2020. You will then be prompted to enter your 16 digit Virtual Control Number which is included on the Notice, Proxy Card and/or email, and then follow the instructions in the Annual Meeting portal.

•       To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on August 17, 2020 to be counted.

•       To vote online not at the Annual Meeting. To vote through the Internet without attending the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Card. Your Internet vote must be received by 11:59 p.m., Eastern Time on August 17, 2020 to be counted.

•       To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Provided your proxy card is received prior to the Annual Meeting your shares will be voted as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since Proposal No. 1 (election of directors), Proposal No. 2 (reverse stock split) and Proposal No. 4 (advisory vote on executive compensation) are each considered “non-routine” matters, your broker will not be able to vote your shares of our common stock without specific instructions from you.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent.

Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, or by virtually attending the Annual Meeting and voting in person. Attendance (virtually) alone at the Annual Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Participation

In order to virtually attend the Annual Meeting, if you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare) or if you hold your shares through an intermediary, such as a bank or broker, you can virtually attend the Annual Meeting on the Internet by going to www.virtualshareholdermeeting.com/IVFH2020 and following the instructions.

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/IVFH2020, entering your unique 16 digit control number (included on the Notice of Internet Availability of Proxy Materials, on the Proxy Card and/or on the email), and typing your question in the box in the Annual Meeting portal

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to legal matters, ongoing negotiations or potential transactions, or other matters which the Company does not comment on, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you can request assistance by calling 1-800-586-1548 (US) or 303-562-9288 (International). Technical support will be available starting at 12:15 p.m. Eastern Time on August 18, 2020.

General Information

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board and "FOR" each of the other proposals. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting online during the Annual Meeting.

We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is also being made electronically available and upon request will be mailed to each stockholder as of the Record Date. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet, or alternatively, request to receive a copy of the proxy materials by mail or email. The Notice of Internet Availability of the proxy materials contains instructions regarding how to:

• view the proxy materials for the Annual Meeting on the internet; and

• instruct us to send future proxy materials to you by email.

The Notice of Internet Availability of the proxy materials also contains instructions regarding how to obtain a paper copy of the proxy materials.  We are mailing the Notice of Internet Availability on or about July 27, 2020.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (239) 596-0204 during regular business hours or go to www.virtualshareholdermeeting.com/IVFH2020. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record virtually attending the Annual Meeting via a live secure link.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 26, 2020 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation”, below, and (4) all our directors and executive officers as a group.

Name and Address of Beneficial Owners		Number of Shares Beneficially Owned	Percent of Class

Sam Klepfish (Officer, Director)	(1)	2,612,449	7.5%
Joel Gold (Director)	(2)	672,569	1.9%
Justin Wiernasz (Officer, Director)	(3)	1,867,470	5.4%
Hank Cohn (Director)	(3)	548,515	1.6%
David Polinsky (Director)		699,650	2.0%
James C. Pappas (Director)	(4)	4,333,628	12.6%
Mark Schmulen (Director)		-	-
A group consisting of Denver J. Smith, CRC Founders Fund, LP, Donald E. Smith, Richard G. Hill, Samuel N. Jurrens, 73114 Investments, LLC, Youth Properties, LLC, and Paratus Capital, LLC	(5)	2,700,120	7.9%
JCP Investment Management, LLC	(6)	4,333,628	12.6%
All officers and directors as a whole (6 persons)	(7)	10,734,281	30.2%

(1)

Includes options to purchase 225,000 shares of common stock exercisable at July 5, 2020. Also includes 16,250 shares of common stock owned by Mr. Klepfish's spouse, ownership of which is disclaimed by Mr. Klepfish.

(2)	Includes options to purchase 225,000 shares of common stock exercisable at July 5, 2020. Also includes 18,400 shares of common stock held by Mr. Gold’s spouse.
(3)	Includes options to purchase 225,000 shares of common stock exercisable at July 5, 2020.
(4)	Consists of 4,254,928 shares held by JCP Investment Partnership, LP and 78,700 shares in an account managed by an affiliated entity.
(5)

Pursuant to a Schedule 13D/A file on March 25, 2020 with the Securities and Exchange Commission, Mr. Denver Smith is part of a group which reports beneficially owning an aggregate of 2,700,120 shares, although Mr. Denver Smith only has sole voting and dispositive power over 765,637 of such shares.  Mr. Smith’s address is 52 Carlson Drive, Milford, CT  06460.

(6)

Consists of 4,254,928 shares of common stock held, directly and indirectly, by JCP Investment Management, LLC and 78,700 shares in an account managed by an affiliated entity, both of which entities are ultimately controlled by James C. Pappas who has sole voting and dispositive power. The address of JCP Investment Management, LLC is 1177 West Loop South, suite 1320, Houston, TX 77027.  Information gathered from a Schedule 13D/A filed with the Securities and Exchange Commission on February 27, 2019.

(7)	Consists of 9,834,281 shares of common stock held by officers and directors. Also includes options to purchase 900,000 shares of common stock exercisable at July 5, 2020.

ELECTION OF DIRECTORS

(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the four nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.  Management recommends a vote “FOR” each of the director nominees.

Nominees

Set forth below for each nominee as director is the nominee’s name, age, and position with us, the Committee of the Board upon which he currently sits, his principal occupation and business experience during at least the past five years and the date of the commencement of his term as a director.

Name	Age	Position with the Company	Board Committee Membership

Sam Klepfish	43	Chief Executive Officer, Chairman and Director	-
Justin Wiernasz	52	Director of Strategic Acquisitions and Director	-
Joel Gold	76	Director	Audit, Nominating/Corporate Governance, Compensation
Hank Cohn	48	Director	Audit, Nominating/ Corporate Governance, Compensation
David Polinsky	49	Director	Audit, Nominating/ Corporate Governance, Compensation
James C. Pappas	39	Director	Nominating/Corporate Governance, Compensation
Mark Schmulen	39	Director	Audit, Nominating/Corporate Governance, Compensation

Sam Klepfish

Mr. Klepfish has been a director since December 1, 2005.  From November 2007 to present Mr. Klepfish is the CEO of Innovative Food Holdings and its subsidiaries. From March 2006 to November 2007 Mr. Klepfish was the interim president of the Company and its subsidiary. Since February 2005 Mr. Klepfish was also a Managing Partner at ISG Capital, a merchant bank. From May 2004 through February 2005 Mr. Klepfish served as a Managing Director of Technoprises, Ltd.  From January 2001 to May 2004 he was a corporate finance analyst and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000, Mr. Klepfish was an asset manager for several investors in small-cap entities.

Joel Gold

Mr. Gold has been a director since January 2005. Mr. Gold is currently a partner in a merchant banking firm, and has served on the board and committees of numerous companies. Prior to that, he was an investment banker at Buckman, Buckman and Reid located in New Jersey, a position he held since May 2010.  Prior there to, from October 2004, he was head of investment banking of Andrew Garrett, Inc.  From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment banking firm also located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City.  From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City.  From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for the Company’s initial public offering.  Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995.  From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”).  For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc.

Hank Cohn

Mr. Cohn has been a director since October 29, 2010.  Hank Cohn is currently CEO of P1 Billing, LLC, a revenue cycle management services provider to ambulatory medical clinics.  P1 Billing is a spinoff of PracticeOne Inc., (formerly PracticeXpert, Inc., an OTCBB traded company), an integrated PMS and EMR software and services company for physicians.  Mr. Cohn served as President and Chief Executive Officer of PracticeOne from December 2009 until December 2009, at which time he sold the company to Francison Partners, one of the largest, global technology focused, private equity firms in Silicon Valley.  Prior to that, Mr. Cohn worked with a number of public companies.  A partial list of his past and present board memberships include: Analytical Surveys, Inc., Kaching, Inc., and International Food and Wine, Inc., currently Evolution Resources Inc. Mr. Cohn also served as the executive vice president of Galaxy Ventures, LLC a closely-held investment fund concentrating in the areas of bond trading and early stage technology investments, where he acted as portfolio manager for investments.

Justin Wiernasz

Mr. Wiernasz has been a director since November 1, 2013.  Effective on May 11, 2018, Mr. Justin Wiernasz resigned his position of President of Innovative Food Holdings, Inc. which he held since July 31, 2008 and assumed the position of Director of Strategic Acquisitions.  Prior thereto he was the Executive Vice President of Marketing and Sales and Chief Marketing Officer of our operating subsidiary, Food Innovations, Inc. since May 2007 and the President of Food Innovations and our Chief Marketing Officer since December 2007.  Prior thereto, he was at USF, our largest customer, for 13 years. From 2005 to 2007 he was the Vice President of Sales & Marketing, USF, Boston, and prior thereto, from 2003 to 2005 he was a National Sales Trainer at USF, Charleston SC, from 1996 to 2003 he was the District Sales Manager at USF, Western Massachusetts and from 1993 to 1996 he was Territory Manager, USF, Northampton, Easthampton & Amherst, MA. Prior to that from 1989 to 1993 he was the owner and operator of J.J.’s food and spirit, a 110 seat restaurant.

David Polinsky

David A. Polinsky has been a director since July 24, 2019.  Mr. Polinsky has served as Chief Financial Officer of Rafael Holdings, Inc. (NYSE: RFL) since December 2017.  Mr. Polinsky co-founded Rafael Pharmaceuticals and served as its Vice President, General Counsel and Corporate Secretary from 2002 and as President, General Counsel and Secretary from 2016 through March 2018. He also served on Rafael Pharmaceutical’s Board from 2002 until 2014.  Prior to joining Rafael Pharmaceuticals, from 1996 to 2002, he served as Vice President and General Counsel for a New York-based real estate focused investment and management company, Square Management Corp., leading the investment analysis in and management of residential, office, retail and development properties.  Previously and in partnership with the Honorable Edward I. Koch, former Mayor of New York City, Mr. Polinsky founded in 1999 and served as CEO of a company that licensed and developed TheLaw.com as a leading consumer focused legal information site.  Mr. Polinsky earned his Juris Doctorate from Fordham University School of Law in 1996 and his Bachelor of Arts from Yeshiva University in 1993.  Mr. Polinsky also earned the CFA Institute’s Investment Foundations certificate.

James C. Pappas

James C. Pappas has been a director since January 30, 2020. Mr. Pappas has served as the Managing Member of JCP Investment Management, LLC (“JCP Management”), an investment firm, and the sole member of JCP Investment Holdings, LLC (“JCP Holdings”), since June 2009. Mr. Pappas has also served as a director of Tandy Leather Factory, Inc. (NASDAQ:TLF), a retailer and wholesale distributor of a broad line of leather and related products, since June 2016. Mr. Pappas previously served as a director of each of Jamba, Inc. (formerly NASDAQ:JMBA), a leading health and wellness brand and the leading retailer of freshly squeezed juice, from January 2015 until the completion of its sale in September 2018, U.S. Geothermal Inc. (formerly NYSEMKT:HTM), a leading geothermal energy company, from September 2016 until the completion of its sale in April 2018, and The Pantry, Inc. (formerly NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from March 2014 until the completion of its sale in March 2015. He also previously served as Chairman of the board of directors of Morgan’s Foods, Inc. (formerly OTC:MRFD), a then publicly traded company, from January 2013 until May 2014, when the company was acquired by Apex Restaurant Management, Inc., after originally joining its board as a director in February 2012.   From 2005 until 2007, Mr. Pappas worked for The Goldman Sachs Group, Inc. (NYSE:GS) (“Goldman Sachs”), a multinational investment banking and securities firm, in its Investment Banking / Leveraged Finance Division. As part of the Goldman Sachs Leveraged Finance Group, Mr. Pappas advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives.  Prior to Goldman Sachs, Mr. Pappas worked at Banc of America Securities, the investment banking arm of Bank of America Corporation (NYSE:BAC), a multinational banking and financial services corporation, where he focused on Consumer and Retail Investment Banking, providing advice on a wide range of transactions including mergers and acquisitions, financings, restructurings and buy-side engagements.  Mr. Pappas received a BBA and a Masters in Finance from Texas A&M University.

Mark Schmulen

Mark Schmulen has been a director since January 30, 2020. Mr. Schmulen is a co-founder and has served as CEO of Chirp Systems, Inc., a venture-backed smart access solution for multifamily property owners, since October 2019.  Mr. Schmulen has also served as the managing director of Jelly Capital, LLC, a private investment fund focused on early stage technology and real estate investments, since May 2015, and as an investment advisor representative for Forum Financial, LP, an independent investment advisor, since November 2016.  Previously, he served as General Manager of Social Media for Constant Contact, Inc. (formerly NASDAQ:CTCT), a provider of digital marketing solutions, from May 2010 until May 2014.  Prior to that, he was co-founder and served as CEO of Nutshell Mail, Inc., a social media marketing solution, from 2008 until its acquisition by Constant Contact, Inc. in 2010.  Mr. Schmulen began his career as an investment banking analyst with JPMorgan Chase Bank. Currently, he serves on the board of directors for the Shlenker School, since August 2017 and is a Director of the HHF Foundation, benefiting early childhood education, since December 2014.  Mr. Schmulen holds a B.S. from the University of Pennsylvania and an M.S. in Management from Stanford’s Graduate School of Business.

Qualifications for All Directors

In considering potential candidates for election to the Board the Nominating Committee observes the following guidelines, among other considerations: (i) the Board must include a majority of independent directors; (ii) each candidate shall be selected without regard to age, sex, race, religion or national origin; (iii) each candidate should have the highest level of personal and professional ethics and integrity and have the ability to work well with others; (iv) each candidate should only be involved in activities or interests that do not conflict or interfere with the proper performance of the responsibilities of a director; (v) each candidate should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (vi) each candidate should have sufficient time available, and a willingness to devote the necessary time, to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at board and committee meetings and advance review of board and committee materials. The Chief Executive Officer will then interview such candidate. The Nominating Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the Company’s stockholders. The manner in which the Nominating Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a stockholder of the Company. With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications and overall contributions to the Company.

The Board has identified the following qualifications, attributes, experience and skills that are important to be represented on the Board as a whole: (i) management, leadership and strategic vision; (ii) financial expertise; (iii) marketing and consumer experience; and (iv) capital management.

We believe that all of our directors are qualified for their positions and each brings a benefit to the board. Messrs. Kelpfish and Wiernasz, as our officers, are uniquely qualified to bring management’s perspective to the board’s deliberations.  Mr. Gold, with his lengthy career working for broker/dealers, bring a “Wall Street” perspective and Mr. Schmulen, with his private equity experience, and Messrs. Cohn and Polinsky, with their prior history of being executives and directors of other companies, bring a well-rounded background and wealth of general business experience to our board. Mr. Pappas, brings both his investment and corporate finance background and food industry experience to the board.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership.

The Board has determined that five of seven directors who serve on the Board as of the date of this Proxy Statement (Messrs. Gold, Cohn, Polinsky, Pappas and Schmulen) are “independent,” as defined under the applicable rules of Nasdaq (although the Company is not subject to such standards). In making this determination, the Board or the Nominating Committee, as applicable, considered all relevant facts and circumstances (including, without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) to ascertain whether any such person had a relationship that, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure; Executive Sessions

Our board structure features (i) a combined Chairman of the Board and Chief Executive Officer plus another management level director and (ii) non-management, active and effective directors of equal importance and with an equal vote. The board intends having non-management Board members meet without management present at least twice a year.

Agreements with Directors

Prior to Mr. Pappas’ appointment to the Board, as described in a Current Report on Form 8-K filed on January 30, 2020 (the “January 8-K”), the Company and Mr. Pappas entered into an Agreement (the “Agreement”) which, among other things, provided that (i) the Company (x) will support the continued directorships of the New Directors (as defined in the Agreement) at the next two annual meetings and (y) after 18 months will appoint another nominee of JCP (as defined in the Agreement”) to the Board and support such nominee at the next annual meeting, provided that such nominee shall be subject to the approval (which shall not be unreasonably withheld) of the Nominating and Corporate Governance Committee of the Board and the Board after exercising their good faith customary due diligence process and fiduciary duties; and (ii) JCP and the Company agreed to certain standstill provisions, as more fully described in the Agreement. As of the date hereof, the New Directors referred to in the Agreement are Messrs. Pappas and Schmulen.

Committees of the Board of Directors

The Board of Directors currently has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of the Compensation Committee and of the Nominating and Corporate Governance Committee are Messrs. Gold, Cohn, Polinsky, Pappas and Schmulen and the members of the Audit Committee are Messrs. Gold, Cohn, Polinsky and Schmulen with Mr. Cohn designated as the Audit Committee Financial Expert. All of the members of each committee have been determined by the Board of Directors to be independent.

Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditors; and to review the adequacy of our system of internal accounting controls. Messrs. Gold, Cohn, Polinsky and Schmulen, with Mr. Cohn designated as the Audit Committee Financial Expert, are the current members of the Audit Committee and are each “independent” (as that term is defined in NASD Rule 4200(a)(14)), and are each able to read and understand fundamental financial statements. Mr. Cohn our Audit Committee Financial Expert, possesses the financial expertise required under Rule 401(h) of Regulation S-K of the Act and NASD Rule 4350(d)(2). He is further “independent”, as that term is defined under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board has adopted a written charter for the Audit Committee and the Audit Committee reviews and reassesses the adequacy of that charter on an annual basis. The full text of the charter is available on our website at www.ivfh.com.

Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives, compensation and awards under our 2011 Stock Option Plan. Messrs. Gold, Cohn, Polinsky, Pappas and Schmulen are the current members of the Compensation Committee. The Board has determined that each of them is “independent,” as defined under the applicable rules of the Nasdaq Stock Market. A copy of the Compensation Committee’s Charter is available on our website at www.ivfh.com. Executive officers that are members of our Board make recommendations to the Compensation Committee with respect to the compensation of other executive officers who are not on the Board. Except as otherwise prohibited, the Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of such persons. The Company will provide the appropriate funding to such persons as determined by the Compensation Committee. The Compensation Committee also annually reviews the overall compensation of our executive officers for the purpose of determining whether discretionary bonuses should be granted.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to develop our corporate governance system and to review proposed new members of our Board of Directors, including those recommended by our stockholders. Messrs. Gold, Cohn, Polinsky, Pappas and Schmulen are the current members of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The full text of the charter is available on our website at www.ivfh.com. The Board has determined that each member of this Committee is “independent,” as defined under the applicable rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee will review, on an annual basis, the composition of our Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and who are willing to continue as directors. If that Committee decides it is in our best interests to nominate a new individual as a director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholder meetings or an incumbent director chooses not to run, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references and each candidate will be interviewed by at least one member of that Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

From January 1, 2019 through December 31, 2019, the Board of Directors met or acted without a formal meeting pursuant to unanimous written consent at least six times. All directors attended at least 75% of all board meetings.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend. All of the directors then serving and nominated for re-election attended our last Annual Stockholder Meeting held on October 31, 2018.

Stockholder Communications

Stockholders interested in communicating with the Board may do so by writing to any or all directors, care of our Secretary, at our principal executive offices. Our Secretary will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in her judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Secretary. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Stockholder recommendations for director nominees are welcome and should be sent to our Secretary, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2021 Annual Meeting” below. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the consent of the Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to each of our employees, including our CEO, our principal financial officer, as well as members of our Board of Directors. A copy of such Code has been publicly filed with, and is available for free from, the Securities and Exchange Commission.

Pursuant to our Code of Ethics, all of our employees (including officers and executives) and directors are required to disclose to the Board or any committee established by the Board to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and the Company. Our Code of Ethics also directs all employees and directors to avoid any self-interested transactions without full disclosure.

Delinquent Section 16(a) Reports

During 2019, Mr. Polinsky filed late a Form 3 and three Forms 4. Messrs. Klepfish, Wiernasz, Gold and Cohn did not file one Form 4.  None of the unfiled Forms 4 related to the public sale of securities.

Key Employee

Mr. McDonald, age 58, has been our principal accounting officer since November 2007; from November 2007 through October 2017, he was also our Chief Information Officer. From 2004 through 2007, Mr. McDonald worked as a consultant with Softrim Corporation of Estero, Florida where he created custom applications for a variety of different industries and assisted in building interfaces to accounting applications. Since 1999 he has also been President of McDonald Consulting Group, Inc. which provide consulting on accounts receivable, systems and accounting services.

Certain Relationships and Related Transactions

Effective July 23, 2019, the Company acquired, through P Innovations LLC, a newly-formed subsidiary, certain assets of GBC Sub, Inc. (d/b/a The GiftBox) (“GiftBox”) (the “GiftBox Asset Purchase Agreement”). GiftBox, a privately held Nevada corporation controlled by David Polinsky, a director of the Company, was in the business of subscription-based ecommerce. The consideration for the assets purchased was a nominal amount of cash. The GiftBox Asset Purchase Agreement also provides the sellers the option to acquire 30% of P Innovations LLC subject to dilution for a period of thirty-six months following the date of the Giftbox Asset Purchase Agreement; the option will only be exercisable if there is a spinoff of P Innovations LLC to the Company’s shareholders.

On July 23, 2019, the Company entered into a subscription agreement to sell 349,650 restricted shares of common stock to Pet Box LLC, a company controlled by David Polinsky, a director of the Company. The purchase price was $0.715 per share for a total of $250,000.

Limitation of Directors Liability and Indemnification

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the rights of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of such director or officer’s fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Company maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Company, including the indemnification payable to any director or officer. This policy provides for $10 million in maximum aggregate coverage, including defense costs. The entire premium for such insurance is paid by the Company.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Legal Proceedings

From time to time, the Company has become and may become involved in certain lawsuits and legal proceedings which arise in the ordinary course of business, or as the result of current or previous investments, or current or previous subsidiaries, or current or previous employees, or current or previous directors, or as a result of acquisitions and dispositions or other corporate activities.  The Company intends to vigorously defend its positions. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our financial position or our business and the outcome of these matters cannot be ultimately predicted.

On September 16, 2019, an action (the “PA Action”) was filed in the Court of Common Pleas of Philadelphia County, Trial Division, against, among others, the Company and its wholly-owned subsidiaries, Innovative Gourmet LLC and Food Innovations, Inc. The complaint in the PA Action alleges, inter alia, wrongful death and negligence by a driver employed by Innovative Gourmet and indicates a demand and offer to settle for fifty million dollars. We expect that should a settlement occur the amount would be substantially lower. The Company and its subsidiaries had auto and umbrella insurance policies, among others, that were in effect for the relevant period. While the initial response from the relevant insurance companies has been to provide coverage only under an auto policy, which has been fully offered, we intend to further aggressively pursue the Company’s and its subsidiaries’ insurance coverage under their umbrella and other available policies. In addition, the Company has been defending this action and believes that the likely outcome would result in any liabilities being covered by its insurance carriers. However, if the Company was found responsible for damages in excess of its available insurance coverage, such damages in excess of the coverage could have a material adverse effect on the Company’s operations.

Executive Compensation

The following table sets forth information concerning the compensation for services rendered to us for the two years ended December 31, 2019, of our Chief Executive Officer, our principal financial officer and our highest compensated officer whose annual compensation exceeded $100,000 in the fiscal year ended December 31, 2019, if any. We refer to the Chief Executive Officer and these other officers as the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Sam Klepfish	2019	$341,646	$-		$150,000	(b)	$-	$-	$-	$2,493	(a)	$494,140
CEO	2018	$392,841	$-		$-		$-	$-	$-	$3,131	(a)	$395,972

Justin Wiernasz	2019	$376,955	$25,000	(c)	$16,398	(b)	$-	$-	$-	$15,619	(a)	$433,972
Director of Strategic Acquisitions	2018	$378,378	$69,000	(c)	$44,528	(d)	$-	$-	$-	$13,874	(a)	$505,780

John McDonald	2019	$210,477	$-		$-		$-	$-	$-	$8,405	(a)	$218,883
Principal Accounting Officer	2018	$199,650	$70,266	(c)	$-		$-	$-	$-	$9,054	(a)	$278,969

(a) Consists of cash payments for health care benefits.

(b) Consists of the portion of restricted stock awards which were recognized as a period cost during the year for services as an executive officer.

(c) Consists of a cash bonus paid during the year for services performed in the previous year.

(d) Consists of a restricted stock award of 46,000 shares of common stock.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sam Klepfish						300,000	(a)	$132,000	(b)

(a) Restricted stock awards vest according to the following schedule: An additional 125,000 restricted stock awards will vest contingent upon the attainment of a stock price of $2.00 per share for 20 consecutive trading days, and an additional 175,000 restricted stock awards will vest contingent upon the attainment of a stock price of $3.00 per share for 20 consecutive trading days.

(b) Amounts are calculated by multiplying the number of shares shown in the table by $ 0.44 per share, which is the closing price of common stock on December 31, 2019 (the last trading day of the 2019 fiscal year).

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joel Gold	30,000	25,000	(a)	34,120	(b)	-	-	-	89,120
Sam Klepfish	-	-		34,120	(b)	-	-	-	34,120
Hank Cohn	67,500	25,000	(a)	34,120	(b)	-	-	-	126,620
Justin Wiernasz	-	-		34,120	(b)	-	-	-	34,120
David Polinsky	-	-		6,745	(c)	-	-	-	6,745

(a) Represents the amount charged to operations during the year ended December 31, 2019 for 90,000 shares of the Company’s common stock with a fair value of $45,000 and 55,545 shares of the Company’s common stock with a fair value of $18,515 vesting over a three-year period.

(b) Represents the amount charged to operations during the year ended December 31,2019 for the following: (i) five-year options to purchase 90,000 shares of the Company’s common stock at a price of $0.62 per share, vesting over three years; (ii) five-year options to purchase 135,000 shares of the Company’s common stock at a price of $0.85 per share, vesting over three years; and (iii) five year options to purchase 225,000 shares of the Company’s common stock at a price of $1.20 per share, vesting over three years.

(c) Represents the amount charged to operations during the year ended December 31, 2019 for three-year options to purchase 50,000 shares of the Company’s common stock at a price of $1.20 per share, vesting over one year.

Employment Agreements

Our subsidiary, Food Innovations, has employment agreements with certain officers and certain employees.  The employment agreements provide for salaries and benefits, including stock grants and extend up to five years.  In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employee with or without cause.

SAM KLEPFISH

Effective March 29, 2017, we entered into an employment agreement with Mr. Klepfish.  The new agreement, which runs through December 31, 2019, maintained the current base salary and provides for all bonuses and salary increases to be approved by the compensation committee.

As of January 28, 2019, upon approval by the Company’s compensation committee comprised solely of independent directors, we entered into an employment agreement with Mr. Sam Klepfish, our CEO, having an effective date of January 28, 2019 (filed with the SEC on February 1, 2019) and terminating three years thereafter with up to two two-year extension periods. The agreement provides a base salary in the amount of $300,000 with annual increases of at least $25,000 and annual stock compensation of 50% of the base salary. The agreement also provides for additional bonuses of up to 25% of base compensation, based on increases in EBITDA (as defined in the agreement) and increases in our stock price as reflected in our market capitalization and other perquisites and benefits as detailed therein. The agreement also contains change of control, confidentiality, non-compete and non-solicitation provisions. Mr. Klepfish waived, through June 29, 2020, certain rights and benefits contained in his employment agreement triggered by a Change in Control (as defined in the employment agreement) which occurred on August 15, 2019.

 JUSTIN WIERNASZ

Effective March 29, 2017, we entered into an employment agreement with Mr. Wiernasz.  The new agreement, which runs through December 31, 2019, maintained the current base salary and provides for all bonuses and salary increases to be approved by the compensation committee.

As of January 28, 2019, upon approval by the Company’s compensation committee, we entered into an employment agreement with Mr. Justin Wiernasz, our Director of Strategic Acquisitions, having an effective date of January 28, 2019 (filed with the SEC on February 1, 2019) and terminating three years thereafter with up to two extension periods; one for two years and one for one year.  The agreement provides a base salary in the amount of $326,000 with annual increases of at least 5% and annual stock compensation of 5% of the base salary. This agreement was further modified to a base salary of $350,000 in 2019. The agreement also provides for additional bonuses of up to 35% of base compensation, and based upon increases in our stock price as reflected in our market capitalization and other perquisites and benefits as detailed therein. The agreement also contains change of control, confidentiality, non-compete and non-solicitation provisions.

TO APPROVE AND AUTHORIZE A REVERSE SPLIT OF OUR COMMON STOCK

IN A RATIO RANGING FROM 1:2 TO 1:15 AT THE DISCRETION OF THE BOARD

(Proposal No. 2)

Overview of the Reverse Stock Split

The proposed Reverse Stock Split is intended to raise the market price of our common stock to qualify to have our common stock listed on NASDAQ, the New York Stock Exchange or on another stock exchange. The Company is currently considering listing its common stock on NASDAQ, the New York Stock Exchange or on another stock exchange and the Reverse Stock Split is intended to provide the Company the flexibility it may need as it relates to its stock price to qualify for such a listing.

Under economic theory, and as experience shows, the market price of our common stock should rise in an inverse amount to the ratio of the Reverse Stock Split.  However, the market price of our common stock is also based on factors that may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. Accordingly, following the initial expected rise following the implementation of the Reverse Stock Split, the market price of our stock may fall resulting in a loss of net value to your portfolio.

The Reverse Stock Split will affect all of our shareholders uniformly. We will not issue fractional shares, but rather will round up any fractional shares to the next highest full share as a consequence of the Reverse Stock Split.

After the effective date of the Reverse Stock Split (as will be determined in the discretion of our Board, but no later than the record date of our next annual meeting of stockholders), regardless of the exact ration of the Reverse Stock Split determined by the Board within the approved range, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the effective date. The number of shares of our common stock that may be issued upon the exercise of outstanding rights to receive shares of our common stock or conversion of an outstanding convertible note and the per share conversion prices thereof, will be adjusted appropriately to give effect to the Reverse Stock Split as of the effective date.

It is not possible for the Board to predict at this time the appropriate size of any reverse split that might be necessary to consummate a potential future listing on NASDAQ or another other stock exchange should the Company decide to pursue a listing. Accordingly, we are asking for approval to give our Board discretion to implement a reverse split within the range of 1:2 to 1:15 based upon the determination by our Board of the appropriate ratio based upon the relevant factors at such time. Management recommends a vote “FOR” this proposal.

Potential Consequences of the Reverse Stock Split

The liquidity of our common stock may be adversely affected by the reduced number of freely trading shares outstanding after the Reverse Stock Split. In addition, the split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of any such implementation, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split (as will be determined in the discretion of our Board, but no later than the record date of our next annual meeting of shareholders) and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the effective date to reflect the Reverse Stock Split for all periods presented in future filings.

Determination of the Timing and Ratio of the Reverse Stock Split

The form of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split is set forth on Appendix A hereto. Approval of the proposal would permit (but not require) the Board to effect the Reverse Stock Split, provided that the Board must determine to effect the Reverse Stock Split and the ratio of the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Florida no later than the record date of the Company’s next Annual Meeting. As explained above, inasmuch as the primary reason for implementing the Reverse Stock Split is to meet a listing requirement of Nasdaq, should the listing condition be met, waived or otherwise resolved without resorting to the Reverse Stock Split, the Board may determine not to implement the Reverse Stock Split. We believe that enabling the Board to determine if it should implement the Reverse Stock Split and the appropriate ratio, will provide us with the flexibility to maximize the anticipated benefits for our stockholders.

Regardless of the satisfaction of the Nasdaq listing requirement, the Board reserves the right to not effect a Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

In addition to satisfaction of the Nasdaq listing requirement, we believe that the Reverse Stock Split, by increasing our stock price, will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Accordingly, we believe that the Reverse Stock Split could make our common stock a more attractive and cost effective investment for investors.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business, all of which are currently being negatively impacted by the COVID-19 pandemic. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we implement the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and consequently, the trading liquidity of our common stock may not improve.

Because the Reverse Stock Split will result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being proposed by the Board for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company, for example, by privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder who would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of our Company if the Board opposed such transactions.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will have the following effects upon our common stock:

☐  The number of shares owned by each holder of common stock on the record date of a reverse split will be proportionally reduced by a factor between 50% and approximately 93.33%, but the shareholder’s percentage ownership of the Company will remain unchanged;

☐  The number of shares of common stock we are authorized to issue will remain at 500,000,000;

☐ The par value of our common stock will remain the same; and

☐  Shares of our common stock underlying our outstanding convertible notes, options, warrants restricted stock units will be reduced proportionally and the conversion and exercise prices increased proportionally.

The shares of our common stock to be issued following the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split will not change any of the rights of the shareholders of our common stock. The new shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of our common stock that were issued prior to the Reverse Stock Split. Each shareholder's percentage ownership will not be altered as a result of the Reverse Stock Split, but each shareholder could incur dilution, which could be substantial, as a result of additional corporate issuances of extra available shares as a result of the Reverse Stock Split.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will have such fractional share rounded up to the next highest whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split (subject to adjustment for treating fractional shares, but such adjustment is expected to be statistically insignificant).

The number of stockholders of record will not be affected by the Reverse Stock Split.

On the record date of June 26, 2020 described above, there were 34,441,740 shares of our common stock issued and validly outstanding and an additional 2,525,000 shares underlying outstanding options and 300,000 share underlying outstanding restricted stock units.

The following table sets forth the number of Common Shares issued and outstanding as of the record date of this Proxy Statement and upon implementation of a Reverse Split at a ratio of 1:2, 1:5, 1:10 and 1:15.  Inasmuch as we cannot predict at this time the actual ratio that our Board will select, these examples will provide information with respect to the highest, lowest and mid-range of the possible ratios. We currently have 500 million authorized shares of common stock.  The numbers in the chart below are subject to adjustment due to rounding involved in addressing fractional shares.

	1:2	1:5	1:10	1:15
Number of outstanding shares	17,220,870	6,888,348	3,444,174	2,296,116
Number of authorized but unissued shares	482,779,130	493,116,652	496,555,826	497,703,884
Number of outstanding shares – fully diluted	18,633,370	7,453,348	3,726,674	2,484,449
Number of authorized but unissued shares - fully diluted	481,366,630	492,546,652	496,273,326	497,515,551

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal No. 2 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including the Company’s then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, satisfaction of Nasdaq’s listing requirements or determination by the Board to abandon the Nasdaq listing and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Florida on or before the record date of the Company’s next Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.

Implementation of Reverse Stock split

If and when the Board chooses to implement the Reverse Stock Split, it will also determine the exact ratio of the Reverse Stock Split and the determination of both will be based primarily on the price level of our common stock immediately prior to the Reverse Stock Split, the expected stability of the price level of our common stock going forward and our need to satisfy Nasdaq’s listing requirement. We believe that granting the Board the authority to determine when, and at what ratio, to implement the Reverse Stock Split is essential because it provides the Board with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of the Company and our stockholders. If the Board implements the Reverse Stock Split, the Company will make a public announcement regarding the determination to proceed.

The effective date of the Reverse Stock Split will be the date on which the certificate of amendment to our Certificate of Incorporation to effect the amendment contemplated by this proposal is accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with the Florida Business Corporation Act. The exact timing of the filing of the amendment will be determined by the Board based on its determination that such action will be in the best interests of the Company and its stockholders as described herein. Except as explained herein with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of our common stock issued and outstanding immediately prior thereto will be combined and converted, automatically, based upon the ratio selected by the Board, and without any action on the part of the stockholders, into new shares of our common stock in accordance with the reverse stock split ratio determined by the Board.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held electronically in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, stockholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our Transfer Agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, our Transfer Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to our Transfer Agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents our Transfer Agent may specify, our Transfer Agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our Common Stock resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our Transfer Agent.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by our Transfer Agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be rounded up to the next highest whole number.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Florida or our Certificate of Incorporation or By-Laws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' common stock.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Securities” herein. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other stockholder of the Company.

Accounting Matters

The amendment to our certificate of incorporation will not affect the par value of our common stock per share, which will remain $0.0001 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock outstanding. The stated capital attributable to common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. Further, reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Tax Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder and affect the accuracy of this discussion.

We have not sought and will not seek any rulings from the IRS or an opinion from legal or tax counsel regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual who is a citizen or resident of the United States;

•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution surtax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including banks and other financial institutions, tax-exempt organizations, partnerships, S corporations, and other pass-through entities (and investors in such pass-through entities), insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, mutual funds, dealers, brokers, or traders in securities, commodities, or currencies, traders in securities that elect a mark-to-market method of accounting, holders subject to the alternative minimum tax, holders who acquired common stock pursuant to the exercise of employee stock options, through a qualified retirement plan, or otherwise as compensation, holders that actually or constructively own more than 5% of our outstanding stock, holders that hold common stock as part of a straddle, hedge, constructive sale, conversion, or integrated transaction for U.S. federal income tax purposes, holders that are not U.S. Holders, and U.S. Holders that have a functional currency other than the U.S. dollar.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

ALL HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Tax Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of common stock held immediately after the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of common stock held immediately before the Reverse Stock Split (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of common stock held immediately after the Reverse Stock Split should include the holding period in the shares of common stock held immediately before the Reverse Stock Split. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Vote Required

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Reverse Stock Split.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal No. 3)

Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of Liggett & Webb P.A. as our principal independent auditors for the fiscal year ending December 31, 2020, subject to ratification by the stockholders. Liggett & Webb P.A. has been our independent auditors since November 9, 2012.

Management recommends a vote “FOR” this proposal.

If the appointment of Liggett & Webb P.A. is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Liggett & Webb P.A. are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

Before our principal accountant is engaged by us to render audit or non-audit services, as required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq, such engagement is approved by the Audit Committee.

Audit Fees

The Company engaged Liggett & Webb P.A. as our independent registered public accounting firm since November 9, 2012.  During the year ended December 31, 2019 and 2018, Liggett & Webb P.A. billed us audit fees of approximately $144,000 and $128,000, respectively.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by Liggett & Webb P.A. that are reasonably related to the performance of the audit or review of our consolidated financial statements including our quarterly interim reviews on Form 10-Q and are reported under Audit Fees above.

Tax Fees

Liggett & Webb P.A. tax fees were $20,000 and $20,000 for the years ended December 31, 2019 and 2018, respectively.

All Other Fees

Liggett & Webb P.A. has not billed any other fees since their engagement on November 9, 2012.

For the fiscal years ended December 31, 2019 and 2018 the board of directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed above, and determined that the payment of such fees was compatible with maintaining the independence of the accountants.  Our board of directors pre-approves all auditing services and all permitted non-auditing services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, except for de minimis non-audit services that are approved by the board of directors prior to the completion of the audit.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, Liggett & Webb P.A., is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) auditing standard AS 1301 Communications with Audit Committee, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from Liggett & Webb P.A. to the Audit Committee as required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Joel Gold, Hank Cohn, David Polinsky, Mark Schmulen

ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION

(Proposal No. 4)

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as "say on pay") on the compensation of the executive officers named in the "Summary Compensation Table" above (collectively, the "named executive officers"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion.”

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance. Please see the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

Management recommends a vote “FOR” this resolution as it believes that our executive compensation is fair and reasonable and allows us to attract and retain qualified executives.

STOCKHOLDERS PROPOSALS FOR 2021 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2021 at our principal executive offices on or before March 21, 2021. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before May 20, 2021. Stockholders should send proposals and notices addressed to Innovative Food Holdings, Inc., 28411 Race Track Road, Bonita Springs, FL 34135, Attention: Secretary.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and financial statement schedules. Anyone requesting such documents shall submit the request in writing to: Innovative Food Holdings, Inc., 28411 Race Track Road, Bonita Springs, FL 34135, Attention: Secretary.

By Order of the Board of Directors,
Sam Klepfish

July 27, 2020

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL

VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO

ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE ONLINE OR BY TELEPHONE.

STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING MAY VOTE THEIR

SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

INNOVATIVE FOOD HOLDINGS, INC. PROXY DEPARTMENT 28411 RACE TRACK RD. BONITA SPRINGS, FLORIDA 34135

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IVFH2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D20750-Z77907	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNOVATIVE FOOD HOLDINGS, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect seven (7) directors to serve for the ensuing year. Nominees:		☐	☐	☐
01) Sam Klepfish 02) Justin Wiernasz 03) Joel Gold 04) Hank Cohn	05) David Polinsky 06) James C. Pappas 07) Mark Schmulen
The Board of Directors recommends you vote FOR the following proposals:
						For	Against	Abstain
2. To approve and authorize our Board of Directors to implement a reverse split of our outstanding Common Stock, at its discretion, in a ratio ranging from 1:2 to 1:15.						☐	☐	☐
3. To ratify the selection by the Board of Directors of the firm of Liggett & Webb P.A., as the Company’s independent auditors for the current fiscal year.						☐	☐	☐
4. To conduct an advisory vote on executive compensation. 5. To transact such other business as may properly come before the meeting or any adjournment thereof.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D20751-

Z77907

INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 18, 2020

The stockholder(s) hereby appoint(s) Sam Klepfish, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INNOVATIVE FOOD HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 PM, Eastern Time, on August 18, 2020, the meeting can be accessed by visiting www.virtualshareholdermeeting.com/IVFH2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.